UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2011

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO	001-33653	31-0854434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (800) 972-3030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 27, 2011, Fifth Third Bancorp issued a press release with respect to the information disclosed in Item 8.01 below. A copy of this press release is attached hereto as Exhibit 99.1. The information in this Item 7.01 and the Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 8.01 Other Events

On October 27, 2011 Fifth Third Bancorp announced several changes to executive roles and responsibilities.

Mary E. Tuuk, the Bancorp’s current Executive Vice President and Chief Risk Officer, will be transitioning from that role to a business management role as the market President of Fifth Third Bank (Western Michigan).

Executive Vice President Bruce Lee will become Chief Credit Officer for the Bancorp and will assume responsibility for Commercial and Consumer Credit which were formerly part of Enterprise Risk Management, while retaining his oversight of the Special Assets Group.

Paul Reynolds, Executive Vice President and Chief Administrative Officer, will transition to Chief Risk Officer. He will also continue to oversee the Company’s Legal, Fair Lending and Community Reinvestment Act, Merger & Acquisition Integration, and Government Affairs functions.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1   Fifth Third Bancorp Press Release dated October 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP (Registrant)

October 27, 2011	By:	/s/ KEVIN T. KABAT
Kevin T. Kabat
President and Chief Executive Officer